Exhibit 5.1

LAURA ANTHONY, ESQ.

CRAIG D. LINDER, ESQ.*

JOHN CACOMANOLIS, ESQ.**

Associates and OF COUNSEL:

CHAD FRIEND, ESQ., LLM

MICHAEL R. GEROE, ESQ., CIPP/US***

JESSICA HAGGARD, ESQ. ****

christopher t. hines *****

PETER P. LINDLEY, ESQ., CPA, MBA

JOHN LOWY, ESQ.******

STUART REED, ESQ.

LAZARUS ROTHSTEIN, ESQ.

SVETLANA ROVENSKAYA, ESQ.*******

HARRIS TULCHIN, ESQ. ********

WWW.ALCLAW.COM WWW.SECURITIESLAWBLOG.COM DIRECT E-MAIL: JHAGGARD@ALCLAW.COM

*licensed in CA, FL and NY

**licensed in FL and NY

***licensed in CA, DC, MO and NY

****licensed in Missouri

*****licensed in CA and DC

******licensed in NY and NJ

*******licensed in NY and NJ

********licensed in CA and HI (inactive in HI)

October 3, 2024

Roth CH V Holdings, Inc. 888 San Clemente Drive, Suite 400 Newport Beach, CA 92660

RE:       Securities Registered under Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to you in connection with your preparation and filing of a Registration Statement on Form S-4 (File No. 333-280591) (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by Roth CH V Holdings, Inc., a Nevada corporation (“Holdings”), of up to 13,919,297 shares (the “Shares”) of Holdings common stock, $0.0001 par value per share (the “Common Stock”) (subject to adjustment based on the final exchange ratio as described in the Registration Statement). The Shares (a) are being issued pursuant to a Business Combination Agreement and Plan of Reorganization (entered into on January 3, 2024, as amended on June 5, 2024, August 8, 2024, September 11, 2024 and September 30, 2024, and as it may be further amended, supplemented or otherwise modified from time to time, the “BCA”), by and among Roth CH Acquisition V Co., a Delaware corporation (“ROCL” or “Acquiror”), Roth CH V Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Acquiror (“Merger Sub”), and New Era Helium Corp., a Nevada corporation (“NEH”).

According to the terms of the BCA (i) ROCL will merge (the “Redomestication Merger”) with and into Holdings, and Holdings will be the survivor of the Redomestication Merger; (ii) Holdings shall sign a joinder and become a party to the BCA; and (iii) immediately subsequent to the Redomestication Merger, Merger Sub will merge with and into NEH, with NEH surviving the Merger as a wholly owned subsidiary of Holdings (the “Merger,” and together with the Redomestication Merger,” the “Business Combination”).

1700 PALM BEACH LAKES BLVD., SUITE 820 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936

As a result of the Redomestication Merger, (A) each issued and outstanding share of ROCL common stock, par value $0.0001 per share (“ROCL Common Stock”) will be exchanged for one share of Holdings common stock, par value $0.01 per share (“Holdings Common Stock”), and (B) each issued and outstanding ROCL warrant to purchase one share of ROCL Common Stock at a price of $11.50 per whole share (subject to adjustment) (“ROCL Warrant”) will be exchanged for one Holdings warrant to purchase one share of Holdings Common Stock (“Warrant Shares”) at a price of $11.50 per whole share (subject to adjustment) (“Holdings Warrant”).

As a result of the Merger, up to $9,000,000 shares of Holdings Common Stock will be issued to the equity holders of NEH in exchange for the outstanding capital stock of NEH, subject to adjustment as provided in the BCA. Upon the closing of the Business Combination, subject to approval by ROCL’s stockholders and other customary closing conditions, the combined company will be named New Era Helium Inc..

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of Holdings. For purposes of the opinions set forth below, we have assumed that no event occurs that causes the number of authorized but unissued shares of Common Stock available for issuance by Holdings to be less than the number of unissued Common Shares when such Common Shares are issued upon the closing of the merger, and the number of unissued Warrant Shares when such Warrant Shares are issued upon the exercise of the Warrants following the closing of the Business Combination.

In connection with the registration of the Shares, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of Holdings, (ii) minutes and records of the corporate proceedings of Holdings, (iii) the Registration Statement and the exhibits thereto, (iv) the BCA (v) the preliminary prospectus of Holdings, originally dates as of June 28, 2024 and as amended on August 8, 2024, September 11, 2024, October 3, 2024, and as it may be further amended, supplemented or otherwise modified from time to time, the “preliminary prospectus” with respect to the offer and sale of the Shares, as filed with the Securities and Exchange Commission on October 3, 2024.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than Holdings and the due authorization, execution and delivery of all documents by the parties thereto other than Holdings. We have not independently established or verified any facts relevant to the opinions expressed herein but have relied upon statements and representations of the officers and other representatives of Holdings.

We express no opinion with respect to the enforceability of: (i) provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, or (ii) any waiver of any usury defense, or to the extent enforceability of any provisions may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity). This opinion letter is rendered as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law that may come to our attention, and we have assumed that no change in the facts stated or assumed herein or in applicable law after the date hereof will affect adversely our ability to render an opinion letter after the date hereof (i) containing the same legal conclusions set forth herein and (ii) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

We express no opinion herein as to the law of any state or jurisdiction other than Nevada, and the federal laws of the United States of America. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Shares. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof.

1700 PALM BEACH LAKES BLVD., SUITE 820 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936

Based upon the foregoing, we are of the opinion that:

(i) the Shares have been duly authorized and, upon issuance and delivery accordance with the terms of the BCA, the Shares will be validly issued, fully paid and non-assessable; and

(ii) the Warrant Shares, upon issuance and delivery thereof in accordance with the terms of the BCA upon the exercise of the Warrants following the closing of the Business Combination, will be validly issued, fully paid and non-assessable.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very Truly Yours,

/s/ Anthony, Linder & Cacomanolis, PLLC

ANTHONY, LINDER & CACOMANOLIS, PLLC

1700 PALM BEACH LAKES BLVD., SUITE 820 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936